SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K

                          CURRENT REPORT PURSUANT
                      TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)        June 26, 2001
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                         BF Enterprises, Inc.
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       (Exact Name of Registrant as Specified in Its Charter)

                             Delaware
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           (State or Other Jurisdiction of Incorporation)


        0-15932                                    94-3038456
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(Commission File Number)              IRS Employer Identification No.

100 Bush Street, Suite 1250, San Francisco, CA          94104
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(Address of Principal Executive Offices)              (Zip Code)

                                 415-989-6580
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          (Registrant's Telephone Number, Including Area Code)

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     (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


    On June 26, 2001 Registrant received approximately $10,000,000 resulting from the closing of the all cash sale of Registrant's 40-acre commercial parcel at its Meadow Pointe Development in Pasco County, Florida near Tampa. The parcel was sold to Crescent Resources, LLC of Charlotte, North Carolina ("Buyer"). There was no relationship between the Buyer and the Registrant or any of its affiliates. The acquisition price resulted from arms length negotiations between Registrant and Buyer. The final amount of proceeds to be received by Registrant from the transaction is subject to certain post-closing adjustments.

     The disposition resulted in an increase in Registrant's cash and cash equivalents of approximately $10,000,000 accompanied by a decrease in Registrant's Real Estate Inventory Held for Current Sale and Land Held
For Future Development of approximately $7,700,000.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(b)  Pro Forma Financial Information

     Registrant has attached hereto as Exhibit 99.2O the required financial information for filing with the Securities and Exchange Commission.

     (c) Exhibits


     Exhibit No.      Exhibit                       Paper (P) or
                                                    Electronic (E)

     99.2O            Other Financial Statements         E
                      Consolidated Balance Sheet
                      as of March 31, 2001



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               BF ENTERPRISES, INC.

Date:  July 9, 2001                      By: /s/ S. Douglas Post
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                                             Vice President and Treasurer
                                             (Principal Accounting Officer)